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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            NNN APARTMENT REIT, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1.1 Principal Office. The principal office of the Company in the State of Maryland shall be located at such place as the Board of Directors may designate.

     Section 1.2 Additional Offices. The Company may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of meeting.

     Section 2.2 Annual Meetings. The annual meeting of the stockholders, for the election of Directors and transaction of any business within the powers of the Company, shall be held in May of each year, beginning with the year 2007, on such date as determined by the Board of Directors.

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     Section 2.3 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the president, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in the Company's charter) or by the secretary upon the written request of stockholders together holding at least 10% of the number of shares of the Company at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. In the event of a stockholders' meeting requested by the stockholders meeting the requirements set forth in the first sentence, the secretary of the Company shall, within ten days of his or her receipt of the written request required above, notify, in the manner set forth herein, each stockholder entitled to vote at a meeting of the stockholders. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary's delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

     Section 2.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the stockholders and, in the case of a special meeting or as otherwise may be required by the Maryland General Corporation Law (the "MGCL"), the purpose for which the meeting is called, shall be provided not less than 10 nor more than 90 days before the date of a meeting to each stockholder of record entitled to vote at such meeting and each other stockholder entitled to notice of such meeting. Notice shall be deemed delivered to a stockholder upon being (a) mailed to the stockholder at his address which appears in the stock transfer books of the Company, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon, (b) personally delivered to the stockholder; (c) left at the stockholder's residence or usual place of business; or (d) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other means permitted by Maryland law.

     Section 2.5 Scope of Notice. Any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice required in Section 2.4, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

     Section 2.6 Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries,


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an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;
(c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individual as the chairman of the meeting may determine;
(d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individuals who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 2.7 Quorum; Adjournment. Any number of stockholders together holding at least a majority of the outstanding shares of equity stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business except as otherwise provided by law, the Company's charter or these Bylaws. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than by announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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     Section 2.8 Voting. The holders of a majority of the outstanding shares of equity stock entitled to vote present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. Except as otherwise required by law, the charter or these Bylaws, a majority of the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided by law or the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Voting on any questions or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

     Section 2.9 Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.10 Voting of Stock by Certain Holders. Stock of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

     Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.


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     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

     Section 2.11 Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by the inspector or by a majority of the inspectors if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 2.12 Nominations and Shareholder Business.

     (a) Annual Meetings of Stockholders.

          (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Company's notice of such meeting; (B) by or at the direction of the Board of Directors; or (C) by any stockholder of the Company who (i) was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.12(a) and at the time of the annual meeting in question; (ii) is entitled to vote at such meeting; and (iii) has complied with this Section 2.12(a).


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          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this paragraph (a)(2) or paragraph
(a)(1) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section
2.12 and shall be delivered to the secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each individual whom the stockholder proposes to nominate for election or re-election as a director
(i) the name, age, business address, and residence address of such individual;
(ii) the class, series and number of shares of stock of the Company that are beneficially owned by such individual; (iii) the date such shares were acquired and the investment intent of such acquisition; and (iv) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A
(or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of such business; (ii) the reasons for proposing such business at the meeting; and (iii) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (C) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (D) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (B) or (C) of this paragraph (2) of this Section 2.12(a), the name and address of such stockholder, as they appear on the Company's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (E) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

          (3) Notwithstanding anything in this subsection (a) of this Section
2.12 to the contrary, in the event that the Board of Directors increases or decreases the maximum or minimum number of Directors in accordance with Article III, Section 3.2 of these Bylaws and there is no public announcement of such action at least 130 days prior to the first anniversary of


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the date of mailing of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Company no later than 5:00 p.m., Pacific Time, on the 10th day following the day on which such public announcement is first made by the Company.

          (4) For purposes of this Section 2.12, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of said meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Company's notice of said meeting including the notice contemplated by Section 1.4; (ii) by or at the direction of the Board of Directors; or (iii) provided the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Company who (A) is a stockholder of record both at the time of giving of notice provided for in this Section 2.12(b) and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) complied with the notice procedures set forth in this Section 2.12(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 2.12 shall be delivered to the secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c) General.

          (1) Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.12.


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          (2) Only such individuals who are nominated in accordance with this
Section 2.12 shall be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.12.

          (3) For purposes of this Section 2.12, (i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (ii) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (4) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section
2.12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 2.13 Control Share Acquisition Act. Notwithstanding any other provision of the charter or these bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of capital stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.1 General Powers. The business and affairs of the Company shall be managed under the direction of the Board of Directors.

     Section 3.2 Number and Tenure of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase or decrease the number of Directors, provided that, except as otherwise provided in the charter, the number thereof shall never be less than the minimum number required by the MGCL or the charter (whichever is greater), nor more than 15, and further provided that, except as may be provided in the terms of any preferred stock issued by the Company, the tenure of office of a Director shall not be affected by any decrease in the number of Directors.


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     Section 3.3 Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

     Section 3.4 Quorum. A majority of the number of Directors then serving shall constitute a quorum for the transaction of business, provided that if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to applicable law, the charter or these bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group. Less than a quorum may adjourn any meeting. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 3.5 Voting. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter; provided, however, that any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, director or officer of the Company, any affiliated lessee or affiliated contract manager of any property of the Company or any affiliate of the foregoing has any direct or indirect interest other than as a result of their status as a director, officer or stockholder of the Company shall be approved by the affirmative vote of a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the MGCL, the charter or these Bylaws.

     Section 3.6 Annual and Regular Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of stockholders at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.


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     Section 3.7 Special Meetings of Directors. Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, the president or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

     Section 3.8 Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 3.9 Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the president or in the absence of the president, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, an individual appointed by the Chairman, shall act as secretary of the meeting.

     Section 3.10 Consent by Directors Without a Meeting. Any action required or permitted by the MGCL to be taken at a Board of Directors meeting may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

     Action taken under this Section 3.10 is effective when the last Director gives the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date given by each Director.


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     Section 3.11 Telephone Meetings. Directors may participate in a meeting of the Board by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 3.12 Compensation. Directors shall not receive any stated salary for their service as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

     Section 3.13 Loss of Deposits. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     Section 3.14 Surety Bonds. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 3.15 Reliance. Each Director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

     Section 3.16 Certain Rights of Directors, Officers, Employees and Agents. The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Company, subject to the provisions of the charter.

                                   ARTICLE IV
                                   COMMITTEES

     Section 4.1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees composed of at least one director.


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     Section 4.2. Composition. Except as provided in the charter, such committees shall serve at the pleasure of the Board of Directors. The members of the Audit Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.

     Section 4.3. Powers. The Board of Directors may delegate to committees appointed under Section 4.1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

     Section 4.4. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     Section 4.5. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 4.6. Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and filed with the minutes of proceedings of such committee.

     Section 4.7. Vacancies. Subject to the provisions hereof, and the charter, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.


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

                                    ARTICLE V
                                    OFFICERS

     Section 5.1 Election of Officers; Terms. The officers of the Company shall consist of a president, a secretary and a treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a chief executive officer, a chief operating officer, a chief financial officer, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers as may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and qualify or until their death or their resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same individual. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

     Section 5.2 Removal of Officers; Vacancies. Any officer or agent of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     Section 5.3 Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.4 Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 5.5 Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.


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

     Section 5.6 Chairman of the Board. The Board of Directors shall designate a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 5.7 President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.8 Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 5.9 Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.


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

     Section 5.10 Treasurer. The treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Company. The treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Company. If required by the Board of Directors, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Company.

     Section 5.11 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     Section 5.12 Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 6.1 Contracts. The Board of Directors, the Executive Committee or another committee of the Board of Directors within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Directors or the Executive Committee or such other committee and executed by an authorized person.

     Section 6.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.


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

     Section 6.3 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII
                                  EQUITY STOCK

     Section 7.1 Certificates. If the Board of Directors authorizes the issuance of certificates, each certificate shall be signed by the Chairman or Vice Chairman of the Board, the president, the chief executive officer, the chief operating officer, the chief financial officer or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Company. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Company shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are preferred or limited as to their dividends, which are restricted as to their transferability or voting powers or which are limited as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Company has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Company will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Company as to transferability, the certificate shall contain a full statement of the restriction or state that the Company will furnish information about the restrictions to the stockholder on request and without charge. Notwithstanding anything herein to the contrary, nothing in this Article VII shall be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.


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

     Section 7.2 Lost, Destroyed, and Mutilated Certificates. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 7.3 Transfer of Shares. Upon surrender to the Company or the transfer agent of the Company of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Company and all of the terms and conditions contained therein.

     Section 7.4 Closing of Transfer Books or Fixing of Record Date. The Board of Directors may (i) set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the stockholders, the record date or the date set for the closing of the stock transfer books shall be at least ten days before the date of such meeting.

     If no record date is fixed and stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (a) the close of business on the day on which the notice of meeting is mailed or (b) the 30th day before the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors authorizing the dividend or allotment of rights is adopted.


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

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 7.4, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     Section 7.5 Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

     Section 7.6 Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

                                  ARTICLE VIII
                                 ACCOUNTING YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

                                   ARTICLE IX
                                  DISTRIBUTIONS

     Section 9.1 Authorization. Dividends and other distributions upon the stock of the Company may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Company. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the charter.

     Section 9.2 Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interest of the Company, and the Board of Directors may modify or abolish any such reserve.


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

                                    ARTICLE X
                                INVESTMENT POLICY

     Subject to the provisions of the charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI
                                      SEAL

     The Board of Directors may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place "[SEAL]" adjacent to the signature of the person authorized to execute the document on behalf of the Company.

                                   ARTICLE XII
                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII
                               AMENDMENT OF BYLAWS

     The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Dated: July 19, 2006


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